AGCO CORP /DE	Exhibit 21.1(1)
12/31/2024

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdiction

Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
AGCO (Changzhou) Agricultural Machinery Co. Ltd	China
AGCO (China) Investment Co., Ltd	China
AGCO (Jining) Agricultural Machinery Co., Ltd	China
AGCO A/S	Denmark
AGCO AB	Sweden
AGCO Argentina SA	Argentina
AGCO Australia Ltd	Australia
AGCO Austria GmbH	Austria
AGCO Canada Ltd	Canada
AGCO Contribution LLC	United States
AGCO Danmark A/S	Denmark
AGCO Deutschland GmbH	Germany
AGCO Distribution SAS	France
AGCO do Brasil Soluções Agrícolas Ltda	Brazil
AGCO France SAS	France
AGCO Funding Company	United Kingdom
AGCO GmbH	Germany
AGCO GSI (Changzhou) Agriculture Equipment Co., Ltd	China
AGCO Hohenmölsen GmbH	Germany
AGCO Holding BV	Netherlands
AGCO Holdings (Hong Kong) Ltd	Hong Kong
AGCO Holdings (Singapore) Pte. Ltd	Singapore
AGCO Holdings South Africa	South Africa
AGCO Hungary Kft	Hungary
AGCO Iberia SA	Spain
AGCO International GmbH	Switzerland
AGCO International Holdings BV	Netherlands
AGCO International Ltd	United Kingdom
AGCO Ireland Limited	Ireland
AGCO Italia SpA	Italy
AGCO LLC	Russia
AGCO Ltd	United Kingdom
AGCO Manufacturing Ltd	United Kingdom
AGCO Mexico S de RL de CV	Mexico
AGCO Netherlands BV	Netherlands
AGCO New Zealand Limited	New Zealand
AGCO (NewCo1) GmbH	Germany
AGCO (NewCo2) GmbH	Germany
AGCO (NewCo3) GmbH	Germany
AGCO Pension Trust Ltd	United Kingdom

AGCO Power Oy	Finland
AGCO SAS	France
AGCO Services Ltd	United Kingdom
AGCO South Africa Pty Ltd	South Africa
AGCO Sp Z.o.o	Poland
AGCO Suomi Oy	Finland
AGCO Tarim Makineleri Ticaret Ltd Sirketi	Turkey
AGCO Trading (India) Private Ltd	India
AGCO Ukraine LLC	Ukraine
AGCO Zambia Ltd	Zambia
AgRevolution, LLC	United States
Agri Park Distribution Co., Ltd	Morocco
Appareo Systems, LLC	United States
Appareo Systems SAS	France
Eikmaskin AS	Norway
Export Market Services LLC	United States
Farmec Srl	Italy
Farm Robotics and Automation S.L.	Spain
Fendt GmbH	Germany
Fendt Immobilien GmbH	Germany
Forage Company BV	Netherlands
GSI Hungary Kft	Hungary
Impulsora Inquo S.A de C.V	Mexico
Indamo SA	Argentina
Intelligent Agricultural Solutions, LLC	United States
Laverda AGCO SPA	Italy
Massey Ferguson Corp.	United States
Massey Ferguson Staff Pension Trust Ltd	United Kingdom
Massey Ferguson Works Pension Trust Ltd	United Kingdom
Precision Planting LLC	United States
Sparex (Proprietary) Ltd	South Africa
Sparex (Tractor Accessories) Ltd	Ireland
Sparex Agrirepuestos SL	Spain
Sparex Australia PTY Ltd	Australia
Sparex Belgium BVBA	Belgium
Sparex Canada Ltd	Canada
Sparex Handels-Und Vertriebs GmbH	Germany
Sparex Holdings Ltd	United Kingdom
Sparex International Ltd	United Kingdom
Sparex Limited ApS	Denmark
Sparex Limited Vestiging Holland BV	Netherlands
Sparex Ltd	United Kingdom
Sparex Maschinensubehor Handelsgesellschaft m.b.H	Austria
Sparex Mexicana S.A. de CV	Mexico
Sparex New Zealand Ltd	New Zealand
Sparex Polska Sp. Z.o.o.	Poland
Sparex Portugal Importacao e Comercio de Pecas Lda	Portugal

Sparex S.A.R.L.	France
Sparex Tarim Parca Sanayi Ve Ticaret Limited Sirketi	Turkey
Sparex, Inc.	United States
Spenco Engineering Company Ltd	United Kingdom
The Galeo Group, LLC	United States
The GSI Group (Shanghai) Co. Ltd	China
Unterstutzungskasse der Fella-Werke Gesellschaft mit beschankter Haftung	Germany
Valtra Deutschland GmbH	Germany
Valtra International BV	Netherlands
Valtra OY AB	Finland

50% or Greater Joint Venture Interests of the Registrant

AGCO Holdings (JCA) LLC	United States
Bilberry SAS	France
JCA Industries ULC	Canada
PTx Trimble LLC	United States
PTx Trimble Agricultura Ltda.	Brazil
PTx Trimble Sarl	France
PTx Trimble GmbH	Germany
PTx Trimble International Limited	United Kingdom
PTx Trimble General Services Limited	United Kingdom
PTx Trimble Technical Services Limited	United Kingdom
Spektra Agri Srl	Italy
Deutz AGCO Motores SA	Argentina
CP GSI Machinery Co Ltd	China
Groupement International De Mecanique Agricole SAS	France
Tecnoagro Maquinas Agrícolas Ltda	Brazil
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(1)    This exhibit does not include minority investments.